UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 17, 2005

ART TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:            (617) 386-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 17, 2005, Ed Terino, our chief financial officer, principal financial officer and principal accounting officer informed us that he intends to leave our firm to seek a senior executive position with a broader range of responsibilities. On March 23, 2005, we entered into a letter agreement with Mr. Terino, which provides for the terms of his separation from our employment, as follows:

•	Mr. Terino’s employment will continue through June 30, 2005. He will remain employed on a full time basis through April 30, 2005 and then on a part time basis of approximately 25 hours a week until June 30, 2005.

•	Mr. Terino will continue to serve as our chief financial officer until the earlier of May 31, 2005 or the date that we appoint a new chief financial officer.

•	Mr. Terino will continue to receive salary at his current rate of base pay until April 30, 2005. After that date, his pay will be pro-rated to reflect his part time status.

•	Mr. Terino’s stock options will continue to vest and he will be eligible to participate in our benefit plans for the remainder of his employment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     As described in Item 5.02 above, on March 17, 2005, Ed Terino, our chief financial officer, principal financial officer and principal accounting officer informed us that he intends to leave our firm to seek a senior executive position with a broader range of responsibilities. To provide a transition period, his resignation will become effective June 30, 2005. A copy of the press release we issued on March 22, 2005 announcing Mr. Terino’s resignation is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

Number	Title

99.1	March 22, 2005 press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: March 23, 2005	By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer

Exhibit Index

Number	Title

99.1	March 22, 2005 press release